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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-39528, 333-45682, 333-60794, 333-83844, 333-104771, 333-112324, 333-122845, 333-131700, 333-140862, 333-149104 and 333-158938) pertaining to the stock incentive and employee stock purchase plans of Silicon Laboratories Inc. of our reports dated February 10, 2011, with respect to the consolidated financial statements of Silicon Laboratories Inc. and the effectiveness of internal control over financial reporting of Silicon Laboratories Inc., included in this Annual Report (Form 10-K) for the year ended January 1, 2011.

/s/ ERNST & YOUNG LLP

Austin, Texas
February 10, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm